                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                            Illuminet Holdings, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2)    Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

      (4)    Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

      (5)    Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

             -------------------------------------------------------------------

      (2)    Form, Schedule or Registration Statement No.:

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      (3)    Filing Party:

             -------------------------------------------------------------------

      (4)    Date Filed:

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

                                [ILLUMINET LOGO]

April 7, 2000

Dear Stockholder:

     We cordially invite you to attend our 2000 Annual Meeting of Stockholders, which will be held on Friday, May 5, 2000 at 10:00 a.m., CDT, at Illuminet's facility at 7400 West 129th Street, Overland Park, Kansas 66213-2633. You will find a map with directions to the meeting on the outside back cover of the Proxy Statement.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your proxy in advance will assure representation of your shares but will in no way affect your right to vote in person should you attend the meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Roger H. Moore
                                          Roger H. Moore
                                          President & CEO

                             YOUR VOTE IS IMPORTANT

In order to assure representation of your shares at the meeting, please complete, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed postage-paid envelope. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy will be revoked.

                            ILLUMINET HOLDINGS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                  MAY 5, 2000

To the Stockholders of Illuminet Holdings, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Illuminet Holdings, Inc., a Delaware Corporation ("Company"), will be held on May 5, 2000 at 10:00 a.m., CDT, at the Company's office at 7400 West 129th Street, Overland Park, Kansas 66213-2633 for the following purposes:

      I.  To elect two directors;
     II.  To approve the Company's Employee Stock Purchase Plan; and
    III. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     THE BOARD OF DIRECTORS RECOMMENDS A "YES" VOTE ON ALL PROPOSALS.

     The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ Daniel E. Weiss
                                          Daniel E. Weiss
                                          Secretary

Olympia, Washington
April 7, 2000

                            ILLUMINET HOLDINGS, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Illuminet Holdings, Inc., a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting") scheduled to be held Friday, May 5, 2000 at 10:00 a.m. CDT, at the Company's offices at 7400 West 129th Street, Overland Park, Kansas 66213-2633, and any adjournment or postponement thereof. This proxy statement and the enclosed proxy card were first sent to all stockholders of the Company entitled to vote on April 7, 2000.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record at the close of business on March 24, 2000 will be entitled to vote at the Annual Meeting. At the close of business on March 24, 2000, there were 4,485,000 outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock") and 6,344,134 outstanding shares of the Company's Class A common stock, par value $.01 per share ("Class A Common Stock"). Each share of Common Stock outstanding on the record date is entitled to one vote. Each share of Class A Common Stock outstanding on the record date is entitled to four votes. Shares of Common Stock and shares of Class A Common Stock vote together as one group. Approval of Proposal II requires the affirmative vote of a majority of the shares of Common Stock and Class A Common Stock, voting as one group, represented in person or by proxy at the meeting. Thus abstentions and broker non-votes (i.e. shares present in person or by proxy but for which no voting authority has been given by the beneficial holder) will count as votes against Proposal II. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect the outcome of the election of directors.

     On March 24, 2000, the closing sale price reported on The Nasdaq Stock Market for a share of Common Stock was $66.94. The shares of Class A Common Stock are not publicly traded.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered, at or before the taking of the vote at the Annual Meeting, to the Company's Secretary, addressed as follows: Attention: Daniel E. Weiss, Secretary, Illuminet Holdings, Inc., P.O. Box 2909, Olympia, WA 98507.

SOLICITATION

     The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

STOCKHOLDER PROPOSALS

     Pursuant to the regulations of the Securities and Exchange Commission ("SEC"), if a stockholder has a proposal to be considered at the Company's 2001 Annual Meeting of Stockholders, the proposal must be received by the Company no later than February 20, 2001. If the stockholder proposal is sought to be included in the Company's proxy statement and proxy relating to that meeting, the proposal must comply with SEC rules and be received by the Company no later than December 7, 2000.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors is classified into three classes, each holding three year terms (designated Class I, II, and III). There are currently three directors in Class I, with terms expiring at the 2000 Annual Meeting, three directors in Class II, with terms expiring at the 2001 Annual Meeting, and four directors in Class III, with terms expiring at the 2002 Annual Meeting. Mr. Kenneth Lein and Mr. G. I. Ross, two of the directors who are currently in Class I, the Class up for nomination, are retiring and will no longer serve on the Board of Directors. The Board of Directors has determined to reduce the number of directors to eight, effective with this Annual Meeting. Accordingly, in order to make the number of directors in each class as nearly equal as possible, as required by Delaware law, Mr. Judy is being removed from Class III, and is being renominated as a member of Class I, to be elected at this Annual Meeting. The following information is furnished for each of the two persons being nominated for election as a Class I director to a new three-year term ("Nominee") and for each person who is continuing as a Class II or Class III director of the Company ("Incumbent").

     The directors of the Company are as follows:

     MR. ROGER H. MOORE, age 58, (Nominee -- Class I term expiring in 2003) has been President and Chief Executive Officer since December 1995 and a member of the Board of Directors since July 1998. Prior to that, Mr. Moore served as vice president of major accounts of Northern Telecom from 1994 to 1995. He was president of Northern Telecom Japan from 1991 to 1994, and from 1989 to 1991, he was vice president of Northern Telecom's Western Region. Mr. Moore held other senior positions with Northern Telecom since joining that company in 1985. Prior to joining Northern Telecom, Mr. Moore was the president of AT&T Canada from 1982 to 1985. He has over 30 years of experience in the telecommunications and business systems industry. Mr. Moore is a director of Tut Systems, Inc. and The Center for Telecommunications Management at the University of Southern California.

     MR. AUBREY E. JUDY, age 62, (Nominee -- Class I term expiring in 2003) has been a director since April 1982 and is Chairman of the Nominating Committee. Starting in 1964, Mr. Judy was employed with Farmers Telephone Cooperative, Inc., an independent telephone company in Kingstree, South Carolina. He served as its executive vice president from 1981 until his retirement in December 1993. Mr. Judy served on the National Telephone Cooperative Association board of directors from 1976 to 1982 and from 1985 to 1992, holding the offices of secretary, vice president and president.

     MR. THEODORE D. BERNS, age 50, (Incumbent -- Class III term expiring in
2002) has been a director since October 1991. From 1996 until his retirement in January 1999, Mr. Berns served as chief executive officer of Integra Telecom, a competitive local exchange carrier located in Portland, Oregon. From 1993 to 1995, Mr. Berns served as director, president and chief executive officer of AdVal Communications, Inc., a provider of value-added facsimile services located in Vancouver, Washington. From 1986 to 1993, Mr. Berns was employed by Pacific Telecom, Inc., a telecommunications holding company located in Vancouver, Washington. Mr. Berns held several positions with Pacific Telecom, including vice president, secretary and president/chief operating officer. In addition, Mr. Berns is a former director of the United States Telephone Association.

     MR. EUGENE L. COLE, age 64, (Incumbent -- Class II term expiring in 2001) has been a director since 1981. Mr. Cole worked at Canby Telephone Association, Canby, Oregon, where in 1968, he was named general manager and in 1986 became president. From 1998 to present, Mr. Cole has been president of US Telecom West, a telecommunications company located in Canby, Oregon. From 1986 until 1994, and again from 1995 to 1998, Mr. Cole served as president of CTA Service Corp., a non-regulated telecommunications service provider located in Canby, Oregon, and North Willamette Telecom, a cable company located in Canby, Oregon.

     MR. RICHARD A. LUMPKIN, age 65, (Incumbent -- Class III term expiring in
2002) has been a director since January 1989 and currently serves as Chairman of the Board of Directors and Chairman of the Executive Committee. Since 1957, Mr. Lumpkin has been employed by Consolidated Communication Inc. and its affiliates. In September 1997, Consolidated was merged into McLeodUSA Incorporated and Mr. Lumpkin became vice chairman and a director of McLeodUSA. He remains chairman, president and chief executive officer of Illinois Consolidated Telephone Company, a local exchange carrier located in Mattoon, Illinois. Mr. Lumpkin is currently a director of First Mid-Illinois Bancshares and First Mid-Illinois Bank and Trust in Mattoon, Illinois, and Ameren Corporation, a public utility in St. Louis, Missouri. Mr. Lumpkin is also a former director and past president of the Illinois Telephone Association and United States Telephone Association.

     MR. JAMES S. QUARFORTH, age 45, (Incumbent -- Class II term expiring in
2001) has been a director since January 1989 and is Chairman of the Personnel Committee. Mr. Quarforth has been chief executive officer and a director of CFW Communications Company, an integrated communications company in Waynesboro, Virginia, since 1991. Mr. Quarforth is also a director of Listing Services Solutions, Inc., and Virginia Financial Corporation. Mr. Quarforth is also chairman of the Virginia PCS Alliance, L.C. and West Virginia PCS Alliance L.C. and a past director and president of the Virginia Telecommunications Industry Association.

     MR. JAMES W. STRAND, age 53, (Incumbent -- Class II term expiring in 2001) has been a director since May 1992. From 1990 to July 1999, Mr. Strand was president of the Diversified Operations division of and a director of Aliant Communications, Inc., a telecommunications company located in Lincoln, Nebraska. Since July 1999, Mr. Strand has been the Nebraska/Kansas/Iowa market area president for AllTel Corporation, a telecommunications and computer services company headquartered in Little Rock, Arkansas. Mr. Strand served on the board of directors of the Cellular Telecommunications Industry Association and its executive committee from 1995 to 1999.

     MR. GREGORY J. WILKINSON, age 49, (Incumbent -- Class III term expiring in
2002) has been a director since February 1986 and currently serves as Vice Chairman of the Board of Directors and Chairman of the Audit/Finance Committee. Mr. Wilkinson has been associated with Telephone & Data Systems, Inc. ("TDS"), a communications holding company in various capacities since 1972. Since November 1999 he has held the position of vice president and corporate secretary for TDS and all major subsidiaries. From 1992 to November 1999 he was vice president and controller of TDS.

     The Board has four standing committees: the Executive Committee, the Nominating Committee, the Personnel Committee, and the Audit/Finance Committee. The Executive Committee oversees Board governance, and the committee's members are Messrs. Lumpkin, Wilkinson, Judy and Moore. The Nominating Committee selects nominees for election as directors and recommends directors to serve as Chairman and Vice Chairman of the Board, and the committee's members are Messrs. Lumpkin, Wilkinson, and Judy. The Personnel Committee establishes policies for compensation and the reimbursement of expenses to Board members for service on the Board and its committees and also establishes policies regarding the compensation and benefit plans for executive officers and other key employees, and the committee's members are Messrs. Berns, Cole and Quarforth. The Audit/Finance Committee appoints and communicates with the independent auditors of the Company, reviews the Company's accounting practices, internal accounting controls and financial results and reviews and recommends major financial decisions of the Company, and the committee's members are Messrs. Wilkinson and Strand.

     During fiscal year 1999, the Board of Directors held thirteen meetings (including four regular meetings), the Audit/Finance Committee held four meetings, the Executive Committee held four meetings, the Nominating Committee did not hold any meetings, and the Personnel Committee held four meetings. During fiscal year 1999, each director attended more than 75% of the Board meetings and the meetings of the committees on which each director served.

     Each outside director receives a retainer of $1,000 per month, except for the Chairman of the Board, who receives a retainer of $1,250 per month. Additionally, each director receives an annual grant of $15,000 worth of options to acquire Common Stock ("Annual Options"). Annual Options have an exercise price equal to the closing price of Common Stock on the date of grant and vest ratably in monthly increments from the grant date through the month of the next annual meeting and expire ten years after the date of grant. The number of Annual Options is determined by dividing $15,000 by 1/3 of the closing stock price of the Common Stock on the date of grant. Each outside director also receives a fee of $1,000 per Board meeting and $500 per Committee meeting attended in person, not to exceed $1,500 per day, and $200 per teleconferenced meeting, except for the Chairman of the Board, who receives $1,250 per Board meeting and $500 per Committee meeting attended in person, not to exceed $1,750 per day. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors. Payment of monthly fees is made in the form of cash or options to acquire Common Stock ("Retainer Options"), at the election of the outside director. The Retainer Options have an exercise price equal to the closing price of Common Stock on the date of grant and vest ratably in monthly increments from the grant date through the month of the next annual meeting and expire ten years after the date of grant. If a director elects to receive Retainer Options, he must do so prior to January 1 of the year in question and the option exercise price is set by the Board of Directors at that time. To determine the number of shares subject to a Retainer Option, the annual amount of retainer fees is divided by 1/3 of the closing stock price of the Common Stock on the date of grant.

CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS

     In addition to Mr. Moore, the following are executive officers of the Company.

           NAME             AGE                          POSITION
           ----             ---                          --------
Bruce E. Johnson..........  51     Vice President -- Operations and Engineering
F. Terry Kremian..........  52     Executive Vice President and Chief Operating Officer
David J. Nicol............  54     Vice President -- Product Management and Development
Daniel E. Weiss...........  52     Vice President -- Finance, Secretary and Treasurer

     MR. JOHNSON has been Vice President -- Operations and Engineering since February 1996. Prior to that, he served as Independent Telecommunications Network's vice president -- operations and engineering from 1992 to 1996. Prior to joining Independent Telecommunications Network, Mr. Johnson was responsible for implementing NYNEX Corporation's SS7 network. While at NYNEX, Mr. Johnson was responsible for deploying one of the first industry intelligent networks and played an active role in providing SS7 performance data to the FCC for its toll-free database mandate.

     MR. KREMIAN has been Executive Vice President and Chief Operating Officer since September 1998. Prior to that, Mr. Kremian was Vice President -- Marketing and Sales from November 1997. He joined Illuminet from MCI where he was employed since 1982, most recently as director of Carrier Sales, National Accounts.

     MR. NICOL has been Vice President -- Product Management and Development since February 1996. Prior to that, he served as Independent Telecommunications Network's vice president, planning and administration since 1994. All of his 30-year career has been in technology industry sectors, the last 15 directly in telecommunications, including six years at Sprint in various officer positions.

     MR. WEISS has been Chief Financial Officer since February 1996 and Secretary and Treasurer since April 1996. Mr. Weiss also serves as the Vice President -- Finance for Illuminet, Inc. as well as its Secretary and Treasurer. Prior to that, Mr. Weiss served as vice president -- finance, treasurer and assistant treasurer for Illuminet Holdings, Inc.'s predecessor companies since 1979.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND CERTAIN BENEFICIAL OWNERS

     The following table lists information with respect to the beneficial ownership of our Common Stock as of March 15, 2000 by: (i) each person known by us to beneficially own more than 5% of our outstanding

Common Stock, (ii) each of our directors, (iii) the named executive officers, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the person or persons named have sole voting and investment power and that person's address is c/o Illuminet, 4501 Intelco Loop, S.E., Lacey, Washington 98503. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by that person under options exercisable within 60 days of March 15, 2000 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding shares for that person and are not deemed outstanding for that purpose for all other stockholders. The table assumes the conversion, which will occur on April 5, 2000, of each share of our Class A Common Stock into four shares of Common Stock.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER        PERCENT
            ------------------------------------              ------------    ----------
Spectrum Equity Investors...................................   3,682,340         12.3%
  333 Middlefield Road
  Suite 200
  Menlo Park, CA 94025
Telephone & Data Systems, Inc. .............................   2,486,224          8.3%
  Suite 4000
  30 N. LaSalle St
  Chicago, IL 60602
CenturyTel, Inc.............................................   1,884,916          6.3%
  P.O. Box 4065
  100 Century Park Drive
  Monroe, LA 71211-4065
Theodore D. Berns(1)........................................      65,610            *
Eugene L. Cole(2)...........................................      52,324            *
Aubrey E. Judy(3)...........................................      52,622            *
Richard A. Lumpkin(4).......................................   1,114,346          3.7%
James S. Quarforth(5).......................................     762,763          2.6%
James W. Strand(6)..........................................     926,975          3.1%
Gregory J. Wilkinson(7).....................................   2,539,803          8.5%
Roger H. Moore(8)...........................................     832,500          2.7%
Daniel E. Weiss(9)..........................................      51,000            *
F. Terry Kremian(10)........................................      50,500            *
David J. Nicol(11)..........................................      55,384            *
Bruce E. Johnson(12)........................................      69,156            *
Executive officers and directors as a group (12 persons)....   6,572,983         21.1%

---------------
  *  Less than 1%

 (1) Includes 49,142 shares issuable under options exercisable within 60 days after March 15, 2000.

 (2) Includes 49,030 shares issuable under options exercisable within 60 days after March 15, 2000.

 (3) Includes 46,678 shares issuable under options exercisable within 60 days after March 15, 2000.

 (4) As a director of McLeodUSA, Mr. Lumpkin may be deemed the beneficial owner of the 667,976 shares of Common Stock owned by Consolidated Communications, a wholly owned subsidiary of McLeodUSA. As a voting member of SKL Investment Group, LLC, Mr. Lumpkin may be deemed the beneficial owner of 437,584 shares of Common Stock owned by SKL. The figures in the table for Mr. Lumpkin also include 8,786 shares issuable under options exercisable within 60 days after March 15, 2000.

 (5) As an executive officer of CFW Communications Company, Inc., Mr. Quarforth may be deemed the beneficial owner of the 698,868 shares of Common Stock owned by CFW. The figures in the table for Mr. Quarforth also include 48,789 shares issuable under options exercisable within 60 days after March 15, 2000.

 (6) As a director and executive officer of Alltel Corporation, Mr. Strand may be deemed the beneficial owner of the 869,256 shares of Common Stock owned by Alltel. The figures in the table for Mr. Strand also include 47,447 shares issuable under options exercisable within 60 days after March 15, 2000.

 (7) As an executive officer of Telephone & Data Systems, Inc., Mr. Wilkinson may be deemed the beneficial owner of the 2,486,224 shares of Common Stock beneficially owned by TDS. The figures in the table for Mr. Wilkinson also include 49,591 shares issuable under options exercisable within 60 days after March 15, 2000.

 (8) Includes 832,000 shares issuable under options exercisable within 60 days after March 15, 2000.

 (9) Includes 50,600 shares issuable under options exercisable within 60 days after March 15, 2000.

(10) Includes 50,000 shares issuable under options exercisable within 60 days after March 15, 2000.

(11) Includes 51,000 shares issuable under options exercisable within 60 days after March 15, 2000.

(12) Includes 48,000 shares issuable under options exercisable within 60 days after March 15, 2000.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the SEC. Officers, directors and persons owning beneficially greater than 10% of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all such reports.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1999, with the following exceptions: (1) Messrs. Ross, Strand and Wilkinson filed an amended Form 3 to correctly report their initial statement of beneficial ownership of securities of the Company; and (2) Messrs. Berns, Cole, Lumpkin, Quarforth, Ross, Strand and Wilkinson each filed a late Form 4 reporting a single grant of options to purchase Common Stock of the Company.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the stockholders elect the following nominees for directors. Shares of Common Stock and Class A Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any of the nominees for directors should become unavailable for election, it is intended that the shares represented by the proxy be voted for such substitute nominee or nominees as may be nominated by the Board of Directors. Additional information concerning the following nominees is set forth in "Certain Information Concerning the Board of Directors."

     The Company has a classified Board of Directors so that each director serves a three-year term. If elected, each of the below nominees would serve until the 2003 Annual Meeting and until his or her successor is elected and qualified or until his or her death, resignation or removal.

                                                                                             DIRECTOR
              NAME                 AGE           CURRENT POSITION WITH THE COMPANY            SINCE
              ----                 ---           ---------------------------------           --------
Roger H. Moore...................  58     President, Chief Executive Officer and Director      1998
Aubrey E. Judy...................  62     Director                                             1982

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                  PROPOSAL II

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     The Company has established an Employee Stock Purchase Plan ("Plan") in order to encourage ownership of its Common Stock by its employees. The Plan provides a convenient means for employees to make regular and systematic purchases of the Company's Common Stock on an advantageous basis, which thereby increases the employees' interest in the Company's success. Eligible employees who became participants as of the effective date of the Plan and who remain participants can purchase shares of Common Stock of the Company for an amount equal to 85% of the lower of the initial public offering price or the closing price of the Common Stock on the last day of each period ("Option Period") that the Plan is in effect. Each Option Period lasts six, twelve, eighteen and twenty-four months, depending upon when the employee enters the Plan. All other employees can purchase shares for an amount equal to 85% of the lower of (i) the greater of 85% of the initial public offering price or 85% of the closing price on the day the employee enters the Plan, or (ii) 85% of the closing price on the last business day of the Option Period. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The Plan will terminate in two years. The Plan is attached in Appendix A hereto.

SHARES SUBJECT TO THE PURCHASE PLAN

     An aggregate of 700,000 shares of Common Stock shall be available for purchase under the Plan. However, such amount shall be subject to adjustment. Common Stock available for purchase under the Plan shall be either authorized but unissued shares or reacquired shares purchased on the open market.

ADMINISTRATION

     A committee ("Committee") of persons appointed by the Board of Directors shall have the authority and responsibility for the administration of the Plan. The Board of Directors may from time to time appoint and dismiss members of the Committee. The Committee may adopt rules and regulations for the administration of the Plan, and the Committee shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the consent in writing signed by all members of the Committee shall be final, conclusive and binding upon all parties. The Board of Directors may correct any defect or any omission or reconcile any inconsistency in the Plan. The expenses of administrating the Plan shall be paid for by the Company.

ELIGIBLE EMPLOYEES

     All employees of the Company are eligible to participate in the Plan if:
(i) they are an employee of the Company regularly scheduled to work 20 hours or more per week, and (ii) they have been employed by the Company immediately preceding the first day of the start of an Option Period. The Company estimates that approximately 350 employees will be eligible to participate in the Plan.

PURCHASE OF STOCK

     As of the last day of each Option Period, the amount of employee contributions during such Option Period for each person who remains an employee on such date shall be used to purchase from the Company full shares of Common Stock. No fractional shares of Common Stock shall be purchased. Any employee contributions remaining attributable to fractional shares shall be applied to Common Stock during the next Option Period, and at the conclusion of the final Option Period, shall be refunded to the employee. Upon the purchase of shares of Common Stock under the Plan, if requested by the employee, the brokerage firm appointed by the Company to administer and maintain the records for the Plan shall issue a stock certificate for such whole shares with a restrictive legend, if applicable.

AMENDMENTS AND TERMINATION

     The Board of Directors may amend the Plan at any time and in such manner as it deems appropriate; provided, that no such amendment shall, without the approval of the stockholders of the Company, increase the number of shares of Common Stock available for purchase under the Plan.

     The Plan may be terminated by the Board of Directors at any time, in its entirety or as to any group of employees.

NONTRANSFERABILITY

     Any rights to purchase stock under the Plan ("Purchase Rights") granted to an employee are not transferable, and may be exercised during the employee's lifetime only by such employee. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose any Purchase Rights contrary to the provisions of the Plan shall be null and void.

FEDERAL INCOME TAX CONSEQUENCES

     Employees who participate in the Plan will not be taxed as a result of such participation until the time of the disposition of the shares of Common Stock purchased under the Plan or the death of the employee. If an employee who participates in the Plan holds his or her shares of Common Stock for at least two years following the first day of the Option Period and one year from the date of purchase ("Holding Period"), then the amount of the fair market value of the shares on the first day of the Option Period greater than the purchase price (determined as of the first day of the Option Period) shall be taxed as ordinary income, and any remaining gain shall be taxed as a capital gain. If an employee holds his or her shares of Common Stock for less than the Holding Period (a "Disqualifying Disposition"), then the excess of the fair market value on the date of purchase over the purchase price (determined as of the first day of the Option Period) shall be taxed as ordinary income, and any remaining gain shall be taxed as a capital gain. If there is a Disqualifying Disposition, then the Company will be entitled to a deduction equal to the amount taxed as ordinary income and the Company may also be obligated to withhold applicable Federal, State and local government taxes.

REQUIRED APPROVAL

     A majority of the shares of Common Stock and Class A Common Stock, voting together as a group, represented and entitled to vote at the Annual Meeting must vote for the approval of the Plan for it to be approved. Unless marked to the contrary, all proxies will be voted for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE EMPLOYEE STOCK PURCHASE PLAN.

                             EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE REPORT

     This report discusses the manner in which base salaries and incentive compensation for Roger H. Moore, the Company's Chief Executive Officer ("CEO"), and the other executives named in the Summary Compensation Table ("Named Executives") were determined for the 1999 fiscal year.

     The Company believes that its growth and success have been and will continue to be dependent in part on its ability to attract and retain highly qualified senior management. As a result, the Company established executive compensation levels for 1999 that it believes are competitive with those of similar sized technology and telecommunications companies and that are focused on the Company's operating performance. The Company's executive compensation arrangements consist of three primary parts: base salary, Company and individual performance-based bonus payments, and stock options. The Committee believes that these components are appropriate ways to provide the Company's executives financial security and to motivate them to increase profitability both in the near-term and over time. The Company had written employment agreements in effect throughout 1999 with Messrs. Moore, Kremian, Nicol and Johnson. The Company's executive employment agreements address only first-year base salary levels and, therefore, did not determine 1999 compensation levels. Base salary, bonus, stock option and performance share levels are left to the discretion of the Committee each year.

     In setting compensation levels for 1999, the Committee compared the base salaries, incentives and total cash compensation paid to the Company's executives with those paid to executives of companies participating in the Radford Benchmark Salary Survey, 1998 Report. This study of 510 companies, principally in the technology and telecommunications industries, allows comparison on the basis of industry, size (by revenues and by number of employees) and region. The Committee believes that the participants in the Radford Survey are appropriate comparisons. In addition, the Committee members have significant personal experience as executives in the telecommunications industry and are familiar with competitive compensation levels.

     Based on its review of the Radford Survey and their own personal experiences, the Committee set the base salary increases described below, which were targeted at the 50th percentile of the comparative market.

BASE SALARY

     In determining the 1999 base salaries for the CEO and Named Executives, the Committee considered several criteria, including compensation levels at comparable companies. These criteria were not weighted by any predetermined formula, but rather, were considered in light of the overall achievement of the Company's goals and of general industry and economic factors. The significance of any particular criterion varied depending upon the particular position or area of responsibility of the executive in question. Mr. Moore received an increase of $16,000, or 6.7% in his base salary in 1999 over his 1998 base salary of $240,000. Mr. Moore's base salary at the end of 1999 was approximately at the 50th percentile of the surveyed market data.

     It is the policy of the Company to review executive base salaries in relation to comparable positions in comparable telecommunications companies. The Committee believes that base salaries should remain competitive with those in the industry taking into account the total compensation package of base salary and incentives.

ANNUAL CASH INCENTIVE COMPENSATION

     The Committee believes that a significant part of cash compensation for the CEO and other senior executives should be based on the achievement of operating and financial goals. The Company uses a combination of cash bonuses and stock options as incentives for its executives and other employees. The short term incentive plan pays cash bonuses and was targeted to provide award opportunities approximately equal to the 50th percentile of total annual cash compensation for comparable positions at comparable companies. Under the cash bonus plan, the Committee established operating and financial goals for the Company and for the individual executive. Bonus amounts are calculated based on three factors: the level of achievement of the Company-level goals, the level of achievement of the individual-level goals, and the weight assigned to each goal. The bonuses earned by the CEO and the Named Executives resulting from the cash bonus plan goal achievement levels in 1999 are shown in the Summary Compensation Table.

EQUITY COMPENSATION

     The Committee believes that stock option grants are important elements of the Company's executive compensation program and will continue to be used to attract, motivate and retain experienced, qualified members of management. Stock options awarded under the 1997 Equity Incentive Plan are granted at 100% of fair market value on date of grant, and can be exercised (following a required holding period) at any time over a 10-year period. The stock options granted Mr. Moore and the other Named Executives are shown in the Summary Compensation Table.

OTHER INFORMATION

     Section 162(m) of the Internal Revenue Code places an annual limitation of $1,000,000 on the compensation of certain executive officers of publicly held corporations that can be deducted for federal income tax purposes unless such compensation is based on performance. No executive of the Company received annual compensation in excess of $1,000,000 in 1999 and none is anticipated to receive in excess of $1,000,000 in 2000.

                                          PERSONNEL COMMITTEE

                                          James S. Quarforth
                                          Theodore D. Berns
                                          Eugene L. Cole

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel Committee consists entirely of individuals who are neither officers nor employees of the Company.

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the last three years ended December 31, 1999 regarding the compensation received by our chief executive officer and each of our four other most highly compensated executive officers whose salaries and bonuses for such year were in excess of $100,000 on an annualized basis (we refer to these individuals as the named executive officers) for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                    COMPENSATION AWARDS
                                                                    -------------------
                                              ANNUAL COMPENSATION       SECURITIES
                                              -------------------       UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS           OPTIONS         COMPENSATION
    ---------------------------       ----    --------   --------   -------------------   ------------
Roger H. Moore......................  1999    $256,000   $128,000              200          $63,532(1)
  President and Chief                 1998     229,774    120,000               --           33,938(2)
  Executive Officer                   1997     225,000    112,500        1,040,000           48,993(3)
F. Terry Kremian....................  1999     175,008     83,129           88,200           45,946(4)
  Executive Vice                      1998     160,008     42,881           40,000            7,250(5)
  President and Chief Operating
     Officer                          1997(6)   20,915     25,000           80,000               --
Daniel E. Weiss.....................  1999     132,300     50,274           52,200           30,992(7)
  Chief Financial                     1998     126,000     31,828           44,000           17,270(8)
  Officer, Secretary and Treasurer    1997     112,824     42,196           80,000           19,367(9)
Bruce E. Johnson....................  1999     148,728     55,624           48,200           35,499(10)
  Vice President --                   1998     143,004     36,123           32,000           20,308(11)
  Operations and Engineering          1997     131,700     47,412           80,000           23,231(12)
David J. Nicol......................  1999     150,156     56,158           48,200           35,869(13)
  Vice President --                   1998     143,004     36,123           44,000           20,308(14)
  Product Management and              1997     132,036     47,533           80,000           23,300(15)
  Development

---------------
 (1) Represents $1,572 in 401(k) matching contributions and $25,126 in profit-sharing contributions made to our profit-sharing plan, and $36,834 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Moore in excess of amounts allowable under the Internal Revenue Code.

 (2) Represents $7,316 in 401(k) matching contributions and $14,821 in profit-sharing contributions made to our profit-sharing plan, and $11,801 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Moore in excess of amounts allowable under the Internal Revenue Code.

 (3) Represents $8,000 in 401(k) matching contributions and $21,024 in profit-sharing contributions made to our profit-sharing plan, and $19,969 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Moore in excess of amounts allowable under the Internal Revenue Code.

 (4) Represents $2,717 in 401(k) matching contributions and $25,126 in profit-sharing contributions made to our profit-sharing plan, and $18,103 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Kremian in excess of amounts allowable under the Internal Revenue Code.

 (5) Represents $7,250 in 401(k) matching contributions.

 (6) Mr. Kremian was hired effective November 10, 1997.

 (7) Represents $7,765 in 401(k) matching contributions and $20,059 in profit-sharing contributions made to our profit-sharing plan, and $3,168 in compensation for 401(k) matching contributions due to Mr. Weiss in excess of amounts allowable under the Internal Revenue Code.

 (8) Represents $6,300 in 401(k) matching contributions and $10,970 in profit-sharing contributions.

 (9) Represents $5,641 in 401(k) matching contributions and $13,726 in profit-sharing contributions.

(10) Represents $5,368 in 401(k) matching contributions and $23,064 in profit-sharing contributions made to our profit-sharing plan, and $7,067 in compensation for 401(k) matching contributions due to Mr. Johnson in excess of amounts allowable under the Internal Revenue Code.

(11) Represents $7,150 in 401(k) matching contributions and $13,158 in profit-sharing contributions.

(12) Represents $6,585 in 401(k) matching contributions and $16,646 in profit-sharing contributions.

(13) Represents $5,159 in 401(k) matching contributions and $23,325 in profit-sharing contributions made to our profit-sharing plan, and $7,385 in compensation for 401(k) matching contributions due to Mr. Nicol in excess of amounts allowable under the Internal Revenue Code.

(14) Represents $7,150 in 401(k) matching contributions and $13,158 in profit-sharing contributions.

(15) Represents $6,602 in 401(k) matching contributions and $16,698 in profit-sharing contributions.

EMPLOYMENT AGREEMENTS

     We have employment agreements with Messrs. Nicol and Johnson that renew annually on their anniversary date and may be terminated by either party on 90 days' notice prior to the end of an annual term. We may terminate for cause at any time. The agreements provide for initial annual base compensation of $110,000 and $108,000, respectively. The annual base compensation has been subsequently adjusted by the board of directors to $150,156 for Mr. Nicol and $148,728 for Mr. Johnson for the year ended December 31, 1999. The agreements provide for the opportunity to earn bonuses under established incentive plans. In addition, Mr. Johnson's agreement provides for an annual bonus, the amount of which must be approved by the board of directors. Each agreement provides that, if the executive officer is terminated by us for other than cause, the executive officer will be entitled to receive a severance payment in a lump sum amount equal to 12 months of the executive officer's then base compensation. Mr. Moore and Mr. Kremian each have severance agreements with us. A letter employment agreement with Mr. Moore provides that if he is terminated without cause or he elects to resign as a result of a subsequent change of control, he receives a lump sum severance payment equal to his then annual base salary. A letter employment agreement with Mr. Kremian provides for an initial base salary of $145,000 and an annual bonus based under an incentive plan. The annual base compensation for Mr. Kremian has been subsequently adjusted by the board of directors to $175,008 for the year ended December 31, 1999.

STOCK OPTIONS AWARDED IN 1999

     The following table lists options granted during 1999 to the named executive officers. All of the options were awarded under the Company's 1997 Equity Incentive Plan. Options are generally exercisable ratably over four years and expire ten years from the date of grant. We computed potential realizable values by first multiplying the number of shares of Common Stock subject to a given option by the option exercise price to determine the initial aggregate stock value. We then assumed that the initial aggregate stock value compounds at an annual 5% or 10% rate shown in the table for the entire ten-year term of the option to determine the final aggregate stock value. Finally, we subtracted from the final aggregate stock value the initial aggregate stock value to determine the potential realizable value. The 5% and 10% assumed annual rates of stock appreciation are mandated by the rules of the SEC and do not reflect our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values listed in this table may not be achieved.

                             OPTION GRANTS IN 1999

                                                                                   POTENTIAL REALIZABLE
                                         PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                           TOTAL                                   RATES OF STOCK PRICE
                           NUMBER OF      OPTIONS                                    APPRECIATION FOR
                             SHARES      GRANTED TO    EXERCISE                        OPTION TERM
                           UNDERLYING   EMPLOYEES IN     PRICE     EXPIRATION   --------------------------
          NAME              OPTIONS         1999       ($/SHARE)      DATE          5%             10%
          ----             ----------   ------------   ---------   ----------   ----------      ----------
Roger H. Moore...........       200         0.03%       $19.00     10/7/2009    $    2,390      $    6,056
F. Terry Kremian.........    88,000        12.47          8.00     8/20/2009     1,374,470       2,605,615
                                200         0.03         19.00     10/7/2009         2,390           6,056
Daniel E. Weiss..........    52,000         7.37          8.00     8/20/2009       812,186       1,539,682
                                200         0.03         19.00     10/7/2009         2,390           6,056
Bruce E. Johnson.........    48,000          6.8          8.00     8/20/2009       749,711       1,421,245
                                200         0.03         19.00     10/7/2009         2,390           6,056
David J. Nicol...........    48,000          6.8          8.00     8/20/2009       749,711       1,421,245
                                200         0.03         19.00     10/7/2009         2,390           6,056

AGGREGATE OPTION EXERCISES DURING 1999 AND OPTION VALUES AS OF DECEMBER 31, 1999

     The following table provides information on option exercises in 1999 by the named executive officers and the value of those officers' unexercised options as of December 31, 1999.

     To calculate value of unexercised in-the-money options at fiscal year end, we used the market value of the underlying stock as of December 31, 1999 of $55.00 per share minus the per share exercise price, multiplied by the number of shares issuable upon exercise.

                         AGGREGATED OPTION EXERCISES IN
                      1999 AND 1999 YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                    OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                ACQUIRED                       YEAR-END                 AT FISCAL YEAR-END
                                   ON       VALUE     ---------------------------   ---------------------------
             NAME               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               --------   --------   -----------   -------------   -----------   -------------
Roger H. Moore................     --         --        832,000        208,200      $43,798,560    $10,956,840
F. Terry Kremian..............     --         --         50,000        158,200        2,620,200      7,779,800
Daniel E. Weiss...............     --         --         50,600        125,200        2,649,900      6,240,260
Bruce E. Johnson..............     --         --         48,000        112,200        2,518,560      5,594,880
David J. Nicol................     --         --         51,000        121,200        2,671,020      6,052,260

PERFORMANCE GRAPH

     The graph below compares cumulative total stockholder return on the Common Stock during the period from October 8, 1999 (the date on which the Common Stock commenced trading) through December 31, 1999 with the cumulative total return over the same period of (i) the Russell Midcap(R) Index and (ii) the combined NASDAQ Standard Industrial Classification ("SIC") Code Indexes for Telephone Communications, Radiotelephonic Communication and Telephone Communication Except Radio Services which includes approximately 250 telecommunications companies.

     This graph assumes the investment of $100 at the close of trading on October 8, 1999 in the Common Stock, the Russell Midcap(R) Index and the combined NASDAQ SIC Code Indexes and assumes reinvestment of dividends. Measurement points are at October 8, 1999, October 29, 1999, November 30, 1999 and December 31, 1999.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
       ILLUMINET HOLDINGS, INC. COMPARED WITH THE RUSSELL MIDCAP(R) INDEX
                         AND THE NASDAQ SIC CODE INDEX


                               [GRAPHIC OF CHART]

                                                                                                                 NASDAQ
                                                ILLUMINET HOLDINGS, INC.      RUSSELL MIDCAP INDEX      TELECOMMUNICATIONS INDEX
                                                ------------------------      --------------------      ------------------------
10/8/99                                                  100.00                      100.00                      100.00
10/29/99                                                 163.16                      104.64                      108.44
11/30/99                                                 184.65                      107.49                      109.83
12/31/99                                                 192.98                      116.78                      121.40

                              CERTAIN TRANSACTIONS

     The Company did not have any related party transactions in 1999.

                              INDEPENDENT AUDITORS

     Ernst & Young was the Company's independent auditors for the year ending December 31, 1999. The Board of Directors and the Company are currently evaluating who will be the Company's accountant for the year ending December 31, 2000. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Such representatives will not have the opportunity to make a statement at the Annual Meeting. Such representatives will be available to respond to appropriate questions.

                                 OTHER MATTERS

     No other matters are intended to be brought before the meeting by the Company, nor does the Company know of any matters to be brought before the meeting by others. If, however, any other matter properly comes before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment.

                                          By order of the Board of Directors

                                          /s/ Daniel E. Weiss
                                          Daniel E. Weiss
                                          Secretary/Treasurer

     ALL STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

Olympia, Washington
April 7, 2000

                                   APPENDIX A

                            ILLUMINET HOLDINGS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                    PURPOSES

     Illuminet Holdings, Inc. has established the Plan set forth herein in order to encourage ownership of its Common Stock by its employees and employees of its Affiliates, by providing them a convenient means for regular and systematic purchases on an advantageous basis, thereby increasing their interest in the Company's success. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                  DEFINITIONS

     "Affiliate" means a subsidiary of the Company (including corporations becoming subsidiaries subsequent to the adoption of the Plan) within the meaning of Section 424(f) of the Code that has been designated by the Committee as an Affiliate for purposes of the Plan.

     "Board" means the Company's Board of Directors.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations thereunder.

     "Committee" means the Committee appointed by the Board pursuant to Article VIII hereof.

     "Company" means Illuminet Holdings, Inc.

     "Effective Date" shall mean October 7, 1999.

     "Employee" means a person employed by an Employer.

     "Employee Contributions" means contributions in the form of payroll deductions for payment for stock to be purchased by that Employee as provided by
Section 5.1 hereof.

     "Employer" means the Company and any Affiliate that is designated by the Committee as an employer for purposes of this Plan.

     "Option" means a right to purchase Stock granted under Section 4.1.

     "Option Period" means the period beginning on the Effective Date and ending April 6, 2000, the period beginning on the Effective Date and ending October 6, 2000, the period beginning on the Effective Date and ending April 6, 2001, and the period beginning on the Effective Date and ending October 6, 2001; provided, however, that for any Employee who does not elect to participate in the Plan as of the Effective Date or who withdraws from the Plan, and who subsequently elects to participate in the Plan, the term "Option Period" shall mean each period beginning on the next succeeding six-month anniversary of the Effective Date and ending on the remaining ending dates of the Option Periods set out above. If the date on which an Option Period would otherwise end is not a business day, then the Option Period shall end on the last business day immediately prior thereto.

     "Plan" means the Illuminet Holdings, Inc. 1999 Employee Stock Purchase Plan set forth herein, as amended from time to time.

     "Plan Agent" means the brokerage firm which has been appointed Plan Agent by the Company to administer and maintain the records for the Plan or such other Plan Agent who is appointed to act in such capacity by the Committee set forth in Article VIII hereof.

     "Stock" means the Common Stock of the Company.

                                  ARTICLE III

                                  ELIGIBILITY

     An Employee shall be eligible for an Option if he is an Employee of an Employer regularly scheduled to work 20 hours or more per week, and if he has been employed by the Employer immediately preceding the first day of the Option Period. For purposes of determining an Employee's period of employment with the Employer, such period of employment shall include an Employee's employment with any business entity, the assets, business or stock of which has been acquired, in whole or in part, by the Employer through purchase, merger or otherwise. In addition, an Employee of an Affiliate shall be deemed to have been employed with an Employer as of the first day of his employment with such Affiliate prior to its date of affiliation with the Company.

                                   ARTICLE IV

                              GRANTING OF OPTIONS

4.1  Option Periods

     On the first day of each Option Period, each Employee who is eligible for an Option under Article III shall be granted an Option to purchase Stock from the Company on the last day of each Option Period, by authorizing Employee Contributions under Article V. Notwithstanding the foregoing, no Employee shall be eligible for an Option under Article III if such Employee, immediately after the Option is granted, shall own 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Affiliates, treating the maximum amount of stock available to him under the Plan for such Option Period and shares subject to any other option as owned by him and treating as owned by him shares owned by others to the extent provided in
Section 424(d) of the Code. Any Options granted in an Option Period which are not exercised on the last day of the last Option Period shall expire as of the end of the last Option Period.

4.2  Amount of Stock Available

     An aggregate of 700,000 shares of Stock shall be available for purchase under the Plan, subject to adjustment under Section 4.7. To the extent Options expire unexercised, the Stock subject to such Options shall become available for subsequent grant. Stock available for purchase under the Plan shall be authorized but unissued shares or reacquired shares purchased on the open market.

4.3  Exercise Price

     For each Option granted on the Effective Date, the purchase price per share shall be 85% of its IPO Price or 85% of its fair market value on the last day of the Option Period, whichever is lower, subject to adjustment under Section 4.7. For each Option granted subsequent to the Effective Date, the purchase price per share shall be the lesser of (i) the greater of 85% of the IPO Price or 85% of its fair market value on the first day of the Option Period or (ii) 85% of the fair market value on the last day of the Option Period. IPO Price means the price at which stock is initially offered to the public on the Effective Date. Fair market value on any day means the closing price on the National Association of Securities Dealers Automated Quotation National Market System (the "NASDAQ-NMS") on such day or, if not traded on such day, on the last preceding day on which the stock was traded, or, if not traded on the NASDAQ-NMS on such exchange or market as the Stock from time to time may be traded if such market or exchange is designated by the Committee as controlling for purposes of the Plan.

4.4  Nontransferability

     Options granted to an Employee are not transferable, and may be exercised during the Employee's lifetime only by him. Any attempt of assignment, transfer, pledge, hypothecation or other disposition of any Option contrary to the provisions of this Plan, and the levy and attachment or any similar proceedings upon any Option, shall be null and void.

4.5  Board and Stockholder Approval

     The Plan was approved by the Board on October 4, 1999. If the Plan is not approved by the Company's stockholders prior to October 4, 2000, the Plan shall be null and void.

4.6  Limits on Stock Purchase

     Notwithstanding any other provision of this Plan, no Employee may purchase in any calendar year more than the number of shares equal to 15% of his annual cash compensation divided by 85% of the purchase price of the Stock, both determined on the first day of an Option Period. In addition, no Employee may be granted an Option which permits him to purchase during a calendar year under the Plan and any other employee stock purchase plan, within the meaning of Section 423 of the Code, shares of the Company and its Affiliates having an aggregate fair market value, determined at the time such Option is granted, of more than $25,000.

4.7  Adjustment of Amount of Stock

     In the event of change in the number of shares of Stock outstanding by reason of a Stock dividend, Stock split or other recapitalization, or by reason of a merger or consolidation or otherwise, the number of shares of Stock available under this Plan, and the fair market value of such shares at the beginning of the Option Period during which such change occurs, shall be adjusted in such manner as the Committee, in its discretion, deems equitable and appropriate.

                                   ARTICLE V

                               PAYMENT FOR STOCK

5.1  Employee Contributions

     Each Employee may exercise Options granted to him under Section 4.1 by authorizing Employee Contributions in accordance with instruction from his Employer. The actual exercise of the Options shall occur on the last day of the Option Period. Employee Contributions may be authorized beginning with the first paycheck issued after the end of the enrollment period for an Option Period in amounts up to 15%, with a minimum of 1%, of an Employee's cash compensation (before any other voluntary or required withholdings) paid by the Employer. To the extent that an Employee's cash compensation, after other voluntary and required withholdings, is not sufficient to cover the Employee Contributions elected under this Plan, the Employee Contributions under this Plan shall be reduced. Total deductions may not exceed $25,000 for any calendar year. An authorization for Employee Contributions hereunder shall remain in effect until changed under Section 5.3.

5.2  Purchase of Stock

     As of the last day of each Option Period the amount of Employee Contributions during such Option Period for each person who remains an Employee on such date shall be used to purchase from the Company full shares of Stock, but no fractional shares shall be purchased. Any Employee contributions remaining attributable to fractional shares shall be applied to purchase Stock during the next Option Period, and at the conclusion of the final Option Period shall be refunded to Employees. Upon the purchase of shares of Stock under an Option, if requested by the Employee, the Plan Agent shall issue a stock certificate for such whole shares with a restrictive legend, if applicable.

5.3  Discontinuance or Change

     An Employee may discontinue Employee Contributions authorized under Section
5.1 at any time, or change the rate of payroll deductions to any other permitted rate as of any six-month anniversary of the Effective Date, within the time prescribed in rules and regulations adopted under Article VIII in accordance with instructions from his Employer. Once discontinued hereunder, Employee Contributions may not be made again until the next succeeding Option Period.

5.4  Refund of Contributions

     If during an Option Period an Employee for whom contributions are being made under Section 5.1 becomes ineligible to have Stock purchased for him under
Section 5.2, or discontinues his contributions under Section 5.3, his Employee Contributions during such Option Period shall, at his election, either (a) be returned without interest to him within 30 days of the date on which the Company first learns of the Employee's ineligibility or date on which the Employee informs the Company that he wishes to discontinue contributions, or (b) used to purchase as many shares as possible at the end of the current Option Period. If the aggregate amount of Employee Contributions under Section 5.1 during any Option Period exceeds the purchase price of Stock available under the Plan, the available Stock shall be allocated to Employees in proportion to the respective maximum number of shares that can be purchased during the Option Period, and amounts not used to purchase Stock shall be returned without interest to the respective Employees as soon as practicable. Any Employee Contributions in excess of the limits in Section 4.6 shall be returned without interest to an Employee within 30 days of the date on which the Company first learns of the existence of any excess contributions.

5.5  Rights of Employees

     An Employee shall have no right, title or interest in any Stock subject to an Option, including no right to receive dividends, until such Stock has been purchased for him and credited to his account or issued to him.

5.6  Requirements of Securities Laws

     No shares of Stock may be issued under any Option until all requirements of applicable federal, state or other securities laws, and of any securities exchange or market upon which Stock may be listed, with respect to the purchase, sale and issuance of the Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of the shares shall be postponed until such action can reasonably be taken.

                                   ARTICLE VI

                                 APPLICABLE LAW

     Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.

                                  ARTICLE VII

                             AMENDMENT; TERMINATION

7.1  Amendment

     The Board may amend this Plan at any time in such manner and to such extent as it deems appropriate; provided, that no such amendment shall, without approval of the stockholders of the Company, increase the number of shares of Stock available for purchase under the Plan, except as provided in Section 4.7.

7.2  Termination

     This Plan may be terminated by the Board at any time, in its entirety or as to any group of Employees. If the Plan is terminated by the Board under this
Article VII on or prior to the last day of the Option Period during which the Plan is terminated, then, notwithstanding the foregoing, no Stock shall be purchased as of the last day of such Option Period and each Employee's Employee Contributions during such Option Period shall be returned without interest to him within 30 days.

                                  ARTICLE VIII

                                 ADMINISTRATION

     A Committee of persons appointed by the Board of Directors shall have the authority and responsibility for administration of the Plan. The Board may from time to time appoint or dismiss members of the Committee. The Board may prescribe, amend and rescind, and the Committee may adopt, rules and regulations for administration of the Plan, and the Committee shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, conclusive and binding upon all parties, including the Company, its Affiliates, the stockholders, the Employees and all persons or entities claiming by or through the Employees. The Board may correct any defect or any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. The expenses of the Plan shall be paid for by the Company.

                                   ARTICLE IX

                LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

                                   ARTICLE X

                              APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

                                   ARTICLE XI

                 NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

     By electing to participate in the Plan, each Employee agrees to notify the Company in writing immediately after the Employee transfers Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Option Period in which such Stock was acquired or within one year from the date of purchase of the Stock. Each Employee further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

                                  ARTICLE XII

                     WITHHOLDING OF ADDITIONAL INCOME TAXES

     By electing to participate in the Plan, each Employee acknowledges that the Company and its participating subsidiaries may be required to withhold taxes with respect to the Employee's participation in the Plan, and each Employee agrees that the Company and its participating subsidiaries may deduct additional amounts from the Employee's compensation, when amounts are added to the Employee's account, used to purchase Stock or refunded, in order to satisfy such withholding obligations. Each Employee further acknowledges that when Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each Employee agrees that such taxes may be withheld from compensation otherwise payable to such Employee. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the Employee under Article V will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any Employee, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the Employee's accumulated payroll deductions and apply the net amount to the purchase of Stock, unless the Employee pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each Employee further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such Employee an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Stock by the Employee upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

                DIRECTIONS TO ILLUMINET MEETING OF STOCKHOLDERS

                            ILLUMINET HOLDINGS, INC.
                             7400 WEST 129TH STREET
                          OVERLAND PARK, KS 66213-2633
                                 (913) 814-6200

DIRECTIONS TO ILLUMINET FROM THE KCI AIRPORT

     [ ] I-29 North to I-435

     [ ] I-435 to US-69 South

     [ ] US-69 South to 135th Street

     [ ] Travel East on 135th Street to Metcalf

     [ ] Turn left (North) at 135th and Metcalf

     [ ] Turn left (West) onto 129th Street

     [ ] Turn right (North) into our drive

     [ ] It is a red brick building on your right.

                                [Graphic of Map]

                                  COMMON STOCK

                                     PROXY
                            ILLUMINET HOLDINGS, INC.
                                 P. O. BOX 2909
                               OLYMPIA, WA 98507

    The undersigned hereby appoints Richard A. Lumpkin and Roger H. Moore, and each of them proxies, with full power of substitution and revocation, to vote the shares of stock of Illuminet Holdings, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held in Overland Park, Kansas at the Company's office at 7400 West 129th Street, Overland Park, Kansas 66213-2633 on May 5, 2000 at 10:00 a.m. CDT, and at any adjournment thereof, with all the powers the undersigned would possess if present.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ILLUMINET HOLDINGS, INC.

    Please mark your vote, sign, date and return promptly in the enclosed, postage-paid envelope.

    This proxy, when properly executed, will be voted as instructed herein by the undersigned stockholder. If no instructions are given, this proxy will be voted "FOR" the proposals herein and according to the discretion of the proxy holders on any other matters that may properly come before the meeting.

    A VOTE FOR PROPOSAL I AND II IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    I. To elect the following nominees for directors for a three year term expiring at the 2003 Annual Meeting of Stockholders:

               Roger H. Moore                     Aubrey E. Judy

[ ]  FOR all nominees                                              [ ] WITHHOLD AUTHORITY
                                                                     to vote for all nominees listed above

[ ]  FOR all nominees except __________________________

                          (please fill in name)

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

    II. To approve the Employee Stock Purchase Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    Please sign exactly as name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                     ---------------------------
                                                                Date

                                                     ---------------------------
                                                         Name of Stockholder

                                                     ---------------------------
                                                        Authorized Signature

                                                     ---------------------------
                                                         Title of Authorized
                                                              Signature

                              CLASS A COMMON STOCK

                                     PROXY
                            ILLUMINET HOLDINGS, INC.
                                 P. O. BOX 2909
                               OLYMPIA, WA 98507

    The undersigned hereby appoints Richard A. Lumpkin and Roger H. Moore, and each of them proxies, with full power of substitution and revocation, to vote the shares of stock of Illuminet Holdings, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held in Overland Park, Kansas at the Company's office at 7400 West 129th Street, Overland Park, Kansas 66213-2633 on May 5, 2000 at 10:00 a.m. CDT, and at any adjournment thereof, with all the powers the undersigned would possess if present. Each share of Class A Common Stock is entitled to four votes.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ILLUMINET HOLDINGS, INC.

    Please mark your vote, sign, date and return promptly in the enclosed postage paid envelope.

    This proxy, when properly executed, will be voted as instructed herein by the undersigned stockholder. If no instructions are given, this proxy will be voted "FOR" the proposals herein and according to the discretion of the proxy holders on any other matters that may properly come before the meeting.

    A VOTE FOR PROPOSAL I AND II IS RECOMMENDED BY THE BOARD OF DIRECTORS.

    I. To elect the following nominees for directors for a three year term expiring at the 2003 Annual Meeting of Stockholders:

                 Roger H. Moore                 Aubrey E. Judy

[ ]  FOR all nominees                                              [ ] WITHHOLD AUTHORITY
                                                                     to vote for all nominees listed above

[ ]  FOR all nominees except __________________________

                          (please fill in name)

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

    II. To approve the Employee Stock Purchase Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    Please sign exactly as name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                     ---------------------------
                                                                Date

                                                     ---------------------------
                                                         Name of Stockholder

                                                     ---------------------------
                                                        Authorized Signature

                                                     ---------------------------
                                                         Title of Authorized
                                                              Signature